UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 1, 2003



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          _____________________________


           DELAWARE                        0-18121               36-3664868
(State or other jurisdiction of     (Commission File Number)  (I.R.S. Employer
         Incorporation)                                      Identification No.)

  55TH STREET & HOLMES AVENUE                                       60514
   CLARENDON HILLS, ILLINOIS                                     (Zip Code)
(Address of principal executive
           offices)



        Registrant's telephone number, including area code (630) 325-7300





                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

         This report amends the Current Report on Form 8-K filed by MAF Bancorp, Inc., a Delaware corporation ("MAF"), on December 3, 2003, to report the completion of its acquisition of St. Francis Capital Corporation, a Wisconsin corporation. The merger transaction was effective as of November 30, 2003, for accounting purposes. As permitted under Item 7(a)(4) and as indicated in the earlier report, this Form 8-K/A amends Item 7(b) of the previously filed Form 8-K to provide the required pro forma financial information which was not available at the time of the earlier filing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 1, 2003, MAF Bancorp, Inc. ("MAF") consummated its acquisition of St. Francis Capital Corporation ("St. Francis") pursuant to the Agreement and Plan of Reorganization, dated as of May 20, 2003, by and among MAF and St. Francis (the "Merger Agreement"). The merger was completed through the merger of St. Francis with and into MAF, with MAF being the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of St. Francis common stock at the effective time of the merger has been converted into the right to receive 0.79 shares of MAF common stock, resulting in the issuance of approximately 7.5 million shares of MAF common stock out of MAF's treasury shares and authorized but unissued shares. The aggregate transaction value totaled approximately $357.7 million based on the MAF closing stock price on December 1, 2003. A copy of the press release issued by MAF announcing the completion of the acquisition was filed as
Exhibit 99.1 to MAF Bancorp's Current Report on Form 8-K filed on December 3, 2003 and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial statements of Business Acquired.

                  (The required historical financial statements of St. Francis Capital Corporation were previously included in and are incorporated herein by reference to MAF Bancorp's Current Report on Form 8-K filed on December 3, 2003).

         (b)      Pro Forma Financial Information.

                  The following pro forma financial statements giving effect to the acquisition of St. Francis Capital Corporation are included herein:

                  (i) Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 2003 (unaudited);

                  (ii) Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2003 (unaudited);

                  (iii) Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2002 for MAF and September 30, 2002 for Fidelity and St. Francis (unaudited); and

                  (iv) Notes to unaudited Pro Forma Condensed Combined Financial Information.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma financial information gives pro forma effect to MAF Bancorp's acquisition of St. Francis Capital Corporation, which was completed on December 1, 2003, and MAF's acquisition of Fidelity Bancorp, Inc. which was completed on July 21, 2003, using the purchase method of accounting. The unaudited Pro Forma Condensed Combined Statement of Financial Condition and Pro Forma Condensed Combined Statements of Operations are based upon the historical results of MAF for the year ended December 31, 2002, and at and for the nine months ended September 30, 2003, and of St. Francis for its fiscal year ended September 30, 2002, and at and for the nine months ended September 30, 2003. The ProForma Condensed Combined Statements of Operation also reflect the historical results of Fidelity for the fiscal year ended September 30, 2002, and for the period January 1, 2003 through July 21, 2003. The Pro Forma Condensed Combined Statement of Financial Condition assumes that the St. Francis merger was consummated as of September 30, 2003, and the Pro Forma Condensed Combined Statements of Operations assume that both mergers occurred at the beginning of the periods shown. Pro forma adjustments, and the assumptions on which they are based, are described below and in the accompanying footnotes to the pro forma condensed combined financial statements. These financial statements should be read in conjunction with the historical financial statements of MAF and the historical financial statements of St. Francis incorporated by reference into this statement. The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred had the companies constituted a single entity during the respective periods, nor are they indicative of MAF's future results of operations.

         The pro forma condensed combined financial statements have been prepared using an assumed MAF stock value of $34.83, which represents a resulting assumed purchase price of $27.52 for each share of St. Francis common stock. The assumed MAF stock value reflects the MAF average trading price at the time of announcement of the St. Francis acquisition, computed in accordance with applicable accounting standards.

         The pro forma condensed combined financial statements do not take into account the following items:

         o Earnings from September 30, 2003 to the actual closing date of the St. Francis transaction.

         o Estimated net expense savings to be derived in future periods from, among other things, the termination of certain Fidelity and St. Francis executive officers, elimination of duplicate backroom operations and conversion to MAF's in-house data processing system and other changes in management personnel.

         o Expected revenue enhancements from implementing MAF's retail strategy, products and services in the Fidelity and St. Francis branches.

          PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                                                                        HISTORICAL
                                                                  MAF           ST.      PRO FORMA               PRO FORMA
                                                                BANCORP       FRANCIS   ADJUSTMENTS              COMBINED
                                                              -----------   --------- --------------             ---------
                                                                                      (In thousands)
ASSETS:
Cash and due from banks                                        $  115,308      39,739    (19,938)    (Note 2)      135,109
Interest-bearing deposits                                          73,030         -                                 73,030
Federal Funds sold                                                 77,508         735                               78,243
Investment securities available for sale, at fair value           277,934      72,956       (362)    (Note 3)      350,528
Stock in Federal Home Loan Bank of Chicago, at cost               265,297     112,727                              378,024
Mortgage-backed securities, at amortized cost                         -        64,150        (90)    (Note 3)       64,060
Mortgage-backed securities available for sale, at fair value      350,844     569,140       (545)    (Note 3)      919,439
Loans receivable held for sale                                    277,792      19,634                              297,426
Loans receivable                                                4,924,945   1,219,434      8,750     (Note 3)    6,153,129
     Less: accumulated provision for loan losses                   21,372      14,107                               35,479
                                                                ---------   ---------    -------                 ---------
     Net loans receivable                                       4,903,573   1,205,327      8,750                 6,117,650
Accrued interest receivable                                        24,774       7,451                               32,225
Foreclosed real estate                                                520       1,102                                1,622
Real estate held for development or sale                           27,475          -                                27,475
Premises and equipment, net                                        88,321      31,165        417     (Note 3)      119,903
Intangible                                                         21,499      14,711      4,124     (Note 3)       40,334
Other Assets                                                       71,186      40,699     12,623     (Note 4)      124,508
Goodwill                                                          140,260      12,891    122,111     (Note 3)      262,371
                                                                                         (12,891)    (Note 4)
                                                                ---------   ---------    -------                 ---------
                                                               $6,715,321   2,192,427    114,199                 9,021,947
                                                                =========   =========    =======                 =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
     Deposits                                                  $4,263,696   1,351,543      7,529     (Note 3)    5,622,768
     Borrowed funds                                             1,702,323     623,769     35,034     (Note 3)    2,361,126
     Advances by borrowers for taxes and insurance                 21,433       8,391                               29,824
     Accrued expenses and other liabilities                       111,697      14,680                              126,377
                                                                ---------   ---------    -------                 ---------
              Total Liabilities                                 6,099,149   1,998,383     42,563                 8,140,095
                                                                ---------   ---------    -------                 ---------

Stockholders' equity:
     Preferred stock                                                  -           -          -                         -
     Common Stock                                                     260         146        (71)    (Note 5)          335
     Additional paid-in capital                                   248,091      89,897    175,708     (Note 5)      513,696
     Retained earnings, substantially restricted                  386,367     177,030   (177,030)    (Note 5)      386,367
     Accumulated other comprehensive income
       (loss), net of tax                                           2,109      (2,267)     2,267     (Note 5)        2,109
     Treasury stock, at cost                                      (21,627)    (70,762)    70,762     (Note 5)      (21,627)
     Stock in gain deferral plan                                      972         -                                    972
                                                                ---------   ---------    -------                 ---------
              Total stockholders' equity                          616,172     194,044     71,636                   881,852
                                                                ---------   ---------    -------                 ---------
                                                               $6,715,321   2,192,427    114,199                 9,021,947
                                                                =========   =========    =======                 =========

                 See accompanying notes to unaudited Pro Forma
                   Condensed Combined Financial Information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                                 MAF     FIDELITY PRO FORMA         PRO FORMA     ST.    PRO FORMA         PRO FORMA
                                               BANCORP   BANCORP* ADJUSTMENTS       COMBINED    FRANCIS ADJUSTMENTS        COMBINED
                                               -------   -------- -----------       ---------   ------- -----------        ---------
                                                                   (Dollars in thousands, except per share amounts)

INTEREST INCOME:
     Loans receivable                       $  199,211    13,981  (1,009)  (Note 3)  212,183    56,480   (2,242)  (Note 3)  266,421
     Mortgage-backed securities                  9,415     4,720    (739)  (Note 3)   13,396    12,929     (252)  (Note 3)   26,073
     Investment securities and other            20,485     1,727    (241) (Note 2,3)  21,971     5,680     (547) (Note 2,3)  27,104
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
                                               229,111    20,428  (1,989)            247,550    75,089   (3,041)            319,598
INTEREST EXPENSE:
     Deposits                                   46,327     6,017  (1,909)  (Note 3)   50,435    18,481   (4,177)  (Note 3)   64,739
     Borrowed funds                             56,258     6,904  (1,531)  (Note 3)   61,631    22,135  (10,666)  (Note 3)   73,100
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
         Total interest expense                102,585    12,921  (3,440)            112,066    40,616  (14,843)            137,839
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
         Net interest income                   126,526     7,507   1,451             135,484    34,473   11,802             181,759
Provision for loan losses                          -         125                         125       281                          406
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
     Net interest income after provision       126,526     7,382   1,451             135,359    34,192   11,802             181,353
NON-INTEREST INCOME:
     Gain (loss) on sale of:
        Loans receivable                        22,940        41                      22,981    14,373                       37,354
        Investment and MBS                        (946)      867                         (79)    2,406                        2,327
    Income from real estate operations           6,332       -                         6,332     2,777                        9,109
    Deposit account service charges             17,450       152                      17,602     6,307                       23,909
    Loan servicing fee income                   (6,056)      114                      (5,942)    4,252                       (1,690)
    Impairment of mortgage servicing rights       (940)      -                          (940)   (1,025)                      (1,965)
    Brokerage commissions                        2,361       344                       2,705     1,179                        3,884
    Other                                        8,870     3,363                      12,233       240                       12,473
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
        Total non interest income               50,011     4,881                      54,892    30,509                       85,401
NON INTEREST EXPENSE:
    Compensation and benefits                   48,426     4,793                      53,219    22,593                       75,812
    Office occupancy and equipment              10,701     1,112                      11,813     6,999       88   (Note 3)   18,900
    Federal deposit insurance premiums             502       -                           502       168                          670
    Advertising and promotion                    4,798       208                       5,006       542                        5,548
    Data processing                              3,001       269                       3,270       717                        3,987
    Amortization of intangibles                  1,170       -       202   (Note 3)    1,372        34      970   (Note 3)    2,376
    Other                                       14,230     2,588                      16,818     8,028                       24,846
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
      Total non interest expense                82,828     8,970     202              92,000    39,081    1,058             132,139
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
      Income before income taxes                93,709     3,293   1,249              98,251    25,620   10,744             134,615
Income taxes                                    34,376       564     462              35,402     7,418    3,975              46,795
                                            ---------- ---------  ------          ---------- ---------  -------          ----------
      Net income                            $   59,333     2,729     787              62,849    18,202    6,769              87,820
                                            ========== =========  ======          ========== =========  =======          ==========
EARNINGS PER SHARE (NOTE 6):
      Basic                                 $     2.48      0.86                        2.35      1.93                         2.57
                                            ========== =========                  ========== =========                   ==========
      Diluted                               $     2.42      0.84                        2.30      1.83                         2.48
                                            ========== =========                  ========== =========                   ==========

WEIGHTED-AVERAGE SHARES OUTSTANDING
  (NOTE 6):
      Basic                                 23,909,848 3,155,844                  26,736,119 9,429,079                   34,225,162
                                            ========== =========                  ========== =========                   ==========
      Diluted                               24,511,581 3,256,369                  27,346,740 9,920,519                   35,409,386
                                            ========== =========                  ========== =========                   ==========

--------------
*  for January 1, 2003 through July 21, 2003

                 See accompanying notes to unaudited Pro Forma
                   Condensed Combined Financial Information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                TWELVE MONTHS ENDED DECEMBER 31, 2002 FOR MAF AND
                SEPTEMBER 30, 2002 FOR FIDELITY AND ST. FRANCIS
                                   (UNAUDITED)

                                          MAF      FIDELITY  PRO FORMA          PRO FORMA      ST.    PRO FORMA            PRO FORMA
                                        BANCORP    BANCORP  ADJUSTMENTS         COMBINED     FRANCIS ADJUSTMENTS           COMBINED
                                        -------    -------- -----------         ---------    ------- -----------           ---------
                                                               (Dollars in thousands, except per share amounts)

INTEREST INCOME:
     Loans receivable                $  288,790     31,269   (1,293)  (Note 3)   318,766      87,901    (2,860)   (Note 3)  403,807
     Mortgage-backed securities          11,295      8,787     (958)  (Note 3)    19,124      29,955      (336)   (Note 3)   48,743
     Investment securities and other     29,405      3,784     (321) (Note 2,3)   32,868       5,289      (730)  (Note 2,3)  37,427
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
                                        329,490     43,840   (2,572)             370,758     123,145    (3,926)             489,977
INTEREST EXPENSE:
     Deposits                            90,963     13,656   (2,027)  (Note 3)   102,592      36,287    (4,739)   (Note 3)  134,140
     Borrowed funds                      80,502      8,586   (1,915)  (Note 3)    87,173      31,132   (14,220)   (Note 3)  104,085
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
         Total interest expense         171,465     22,242   (3,942)             189,765      67,419   (18,959)             238,225
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
         Net interest income            158,025     21,598    1,370              180,993      55,726    15,033              251,752
Provision for loan losses                   300        600                           900       3,289                          4,189
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
     Net interest income after
       provision                        157,725     20,998    1,370              180,093      52,437    15,033              247,563
NON-INTEREST INCOME:
     Gain (loss) on sale of:
        Loans receivable                 16,330        690                        17,020      12,751                         29,771
        Investment and MBS                  119      1,122                         1,241       1,312                          2,553
    Income from real estate operations    9,717        -                           9,717       3,190                         12,907
    Deposit account service charges      22,239        281                        22,520       5,586                         28,106
    Loan servicing fee income            (4,772)       389                        (4,383)      1,182                         (3,201)
    Brokerage commissions                 2,702        863                         3,565       1,556                          5,121
    Other                                10,028         41                        10,069         819                         10,888
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
        Total non interest income        56,363      3,386                        59,749      26,396                         86,145
NON INTEREST EXPENSE:
    Compensation and benefits            59,098      6,544                        65,642      27,349                         92,991
    Office occupancy and equipment       11,670      1,993                        13,663       8,781       118    (Note 3)   22,562
    Federal deposit insurance premiums    4,844        -                           4,844         254                          5,098
    Advertising and promotion               667        550                         1,217         957                          2,174
    Data processing                       3,655        498                         4,153       1,735                          5,888
    Amortization of intangibles           1,649        -        269   (Note 3)     1,918         -       1,292    (Note 3)    3,210
    Other                                17,759      2,112                        19,871       9,018                         28,889
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
      Total non interest expense         99,342     11,697      269              111,308      48,094     1,410              160,812
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
      Income before income taxes        114,746     12,687    1,101              128,534      30,739    13,623              172,896
Income taxes                             40,775      4,684      407               45,866       8,867     5,041               59,774
                                     ----------  ---------   ------           ----------   ---------   -------           ----------
      Net income                     $   73,971      8,003      694               82,668      21,872     8,582              113,122
                                     ==========  =========   ======           ==========   =========   =======           ==========
EARNINGS PER SHARE (NOTE 6):
      Basic                          $     3.19       2.61                          3.18       2.36                            3.38
                                     ==========  =========                    ==========   =========                     ==========
      Diluted                        $     3.11       2.49                          3.11       2.25                            3.29
                                     ==========  =========                    ==========   =========                     ==========

WEIGHTED-AVERAGE SHARES OUTSTANDING
  (NOTE 6):
      Basic                          23,162,422  3,069,172                    25,988,693   9,262,052                     33,477,736
                                     ==========  =========                    ==========   =========                     ==========
      Diluted                        23,748,411  3,211,814                    26,583,350   9,727,091                     34,374,836
                                     ==========  =========                    ==========   =========                     ==========

                 See accompanying notes to unaudited Pro Forma
                   Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1:  Basis of Presentation

         The mergers are being accounted for by MAF using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141"). Under this method, the aggregate cost of the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the closing date. The unaudited Pro Forma Condensed Combined Statement of Financial Condition at September 30, 2003 is based on the unaudited consolidated statements of financial condition of MAF and subsidiaries and of St. Francis and subsidiaries, adjusted for the impact of SFAS No. 141. For purposes of pro forma presentation, St. Francis' assets and liabilities as of September 30, 2003, adjusted to give effect to fair value adjustments reflecting estimated fair values as of the closing date, have been combined with the book values of MAF's assets and liabilities as of September 30, 2003.

         The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2002, is based on the audited consolidated financial statements of MAF and subsidiaries for the year ended December 31, 2002, and the audited consolidated financial statements for St. Francis and subsidiaries and of Fidelity and subsidiaries for their fiscal year ended September 30, 2002, adjusted for the impact of SFAS No. 141, assuming the mergers occurred on January 1, 2002. The unaudited Pro Forma Condensed Combined Statement of Operations for the nine-month period ended September 30, 2003, is based on the unaudited consolidated statements of operations of MAF and subsidiaries, Fidelity and subsidiaries (through July 21, 2003, Fidelity's date of acquisition), and St. Francis and subsidiaries, adjusted for the impact of SFAS No. 141, assuming the mergers occurred on January 1, 2003.

         Certain amounts in the historical financial statements of St. Francis and Fidelity have been reclassified and adjusted to conform to MAF's historical financial statement presentation.

Note 2:  Cash and Due from Banks

         As part of the St. Francis transaction, MAF expects to incur approximately $11.9 million in transaction costs, primarily for professional expenses, change in control benefits and severance payments to certain employees, data processing contract termination, printing and other expenses. In addition, MAF incurred $16.2 million related to the cash out of St. Francis options that otherwise would have been converted to options to purchase 676,820 shares of MAF. As part of the Fidelity transaction, MAF expects to incur approximately $3.7 million in transaction costs. MAF incurred $3.2 million related to the cash-out of Fidelity options that otherwise would have been converted to 116,876 shares of MAF.

         Interest income on investment securities in the unaudited Pro Forma Condensed Combined Statements of Operations is reduced by $598,000 for the nine months ended September 30, 2003, and by $798,000 for the year ended December 31, 2002, to reflect the reduction in cash of $19.9 million assumed to be invested at an average interest rate of 4.00% for the St. Francis transaction.

         Interest income on investment securities in the unaudited Pro Forma Condensed Combined Statements of Operations is reduced by $207,000 for the nine months ended September 30, 2003, and by $276,000 for the year ended December 31, 2002, to reflect the reduction in cash of $6.9 million assumed to be invested at an average interest rate of 4.00% for the Fidelity transaction.

Note 3:  Allocation of Purchase Accounting Adjustments

         In accordance with SFAS No. 142, intangible assets acquired that can be separately identified shall be assigned a portion of the total cost of the acquired company if the fair values of those assets can be reliably determined. Any identified intangible shall be recorded as the cost of the intangible and amortized over its estimated life.

         The following table provides a reconciliation of the excess cost of the St. Francis merger to MAF (based on estimated value of the merger consideration assuming an MAF common stock value of $34.83 per share) over the estimated fair value of net assets, assumed to have been acquired from St. Francis on September 30, 2003 (in thousands except share and option data):

   MAF stock to be issued (7,489,043 shares)...............          $260,837
   Value of St. Francis vested carryover options converted into
      346,654 MAF options, net of $729 of tax benefits.....             4,113
   Cash paid to cancel St. Francis options, net of $5,616 of tax
      benefits.............................................            10,539
   Transaction costs, net of tax...........................             9,397
                                                                     --------
                                                                      284,886
                                                                     --------
   Less:
      Stockholders' equity of St. Francis..................           194,044
      Purchase accounting adjustments, net.................           (20,396)
      Elimination of existing goodwill.....................           (12,891)
      Elimination of existing core deposit intangible......              (249)
      Accumulated other income, net of tax.................             2,267
                                                                     --------
         Cost in excess of fair value of net assets
           acquired........................................          $122,111
                                                                     ========

         In connection with the St. Francis transaction, MAF will record fair value adjustments based on the estimated fair values as of the closing date, for investment securities, mortgage-backed securities, loans receivable, premises, core deposit accounts, mortgage servicing rights, certificates of deposit and other borrowings of St. Francis. A summary of the fair value adjustments relating to the assets acquired and liabilities assumed of St. Francis is presented below (in thousands):

   Mortgage-backed securities..............................          $ (4,395)
   Investments.............................................              (163)
   Loans receivable........................................             8,750
   Premises................................................               417
   Mortgage servicing rights...............................            (2,375)
   Core deposit intangible.................................             6,907
   Certificates of deposit.................................            (7,529)
   Borrowings..............................................           (35,034)
   Deferred tax asset......................................            13,026
                                                                     --------
      Total purchase accounting adjustments, net...........          $(20,396)
                                                                     ========

         In connection with the Fidelity transaction, MAF will record fair value adjustments based on the estimated fair values as of the closing date, for investment securities, mortgage-backed securities, loans receivable, premises, core deposit accounts, certificates of deposit and other borrowings of Fidelity. A summary of the fair value adjustments relating to the assets acquired and liabilities assumed of St. Francis is presented below (in thousands):


   Mortgage-backed securities..............................          $ (3,171)
   Investments.............................................               (56)
   Loans receivable........................................             2,320
   Premises................................................            (2,702)
   Core deposit intangible.................................             1,575
   Certificates of deposit.................................            (2,261)
   Borrowings..............................................            (1,915)
   Deferred tax asset......................................               323
                                                                     --------
      Total purchase accounting adjustments, net...........          $ (5,887)
                                                                     ========

         Interest income on loans receivable in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, is reduced by $1.0 million and $1.3 million, respectively, for the Fidelity acquisition and by $2.2 million and $2.9 million, respectively, for the St. Francis acquisition. These pro forma adjustments reflect amortization of the premiums calculated based on the estimated fair values of loans receivable acquired using the level-yield method over an estimated average life of five years for Fidelity and three years for St. Francis. Interest income on mortgage-backed securities in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, is reduced by $739,000 and $958,000, respectively, for the Fidelity acquisition and by $252,000 and $336,000, respectively, for the St. Francis acquisition. These pro forma adjustments reflect amortization of the premiums calculated based on the fair values of the mortgage-backed securities acquired using the level yield method over an estimated life of four years for Fidelity and 2.5 years for St. Francis.

         Interest income on investment securities in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, is reduced by $34,000 and $45,000, respectively, for the Fidelity acquisition and increased by $51,000 and $68,000, respectively, for the St. Francis acquisition. These pro forma adjustments reflect amortization of the discounts/premiums calculated based on the fair values of the investment securities acquired using the level yield method over an estimated life of four years for Fidelity and three years for St. Francis.

         Interest expense on deposits in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, is reduced by $1.9 million and $2.0 million, respectively, for the Fidelity acquisition and by $4.2 million and $4.7 million, respectively, for the St. Francis acquisition. These pro forma adjustments reflect amortization of the premiums calculated based on the estimated fair values of certificates of deposit assumed using the level-yield method over an estimated average life of seven months for Fidelity and 14 months for St. Francis.

         Interest expense on borrowings in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, is reduced by $1.5 million and $1.9 million, respectively, for the Fidelity acquisition, and by $10.7 million and $14.2 million respectively, for the St. Francis acquisition. These pro forma adjustments reflect amortization of the premiums calculated based on the estimated fair values of borrowings assumed using the level-yield method over an estimated average life of 12 months for Fidelity and 38 months for St. Francis.

         Depreciation of office occupancy and equipment expense in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, is increased by $88,000 and $118,000, respectively, for the St. Francis acquisition to reflect depreciation over the remaining life of the buildings.

         Amortization of core deposit intangibles expense in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, is increased by $202,000 and $269,000, respectively, for the Fidelity acquisition, and by $970,000 and $1.3 million, respectively, for the St. Francis acquisition to reflect amortization of the additional core deposit intangibles on an accelerated basis over 10 years.

Note 4:  Other Assets

         The Pro Forma Combined Statement of Financial Condition as of September 30, 2003, includes adjustments to other assets as follows:

          o For the St. Francis acquisition, a $12.6 million increase in other assets for the tax impact of purchase accounting adjustments, the reversal of SFAS No. 115 mark-to-market entries on mortgage-backed and investment securities, and tax benefits related to carryover options and cashed out options.

         The Pro Forma Combined Statement of Financial Condition as of September 30, 2003, includes the elimination of $12.9 million and $408,000, respectively of existing goodwill and core deposit intangibles at St. Francis.

Note 5:  Stockholders' Equity

          The St. Francis merger resulted in the issuance of an additional 7,489,043 shares of MAF common stock, and 346,654 shares of MAF common stock became subject to issuance upon the exercise of 438,865 St. Francis carryover stock options.

         The following table details the adjustments to stockholders' equity as of September 30, 2003, to reflect the issuance of 7,489,043 shares of common stock in the St. Francis acquisition and the value of the St. Francis carryover options, at the assumed value of $34.83 per share of MAF common stock, in the unaudited Pro Forma Condensed Combined Statement of Financial Condition (in thousands):

                                                                               ACCUMU-
                                                                                LATED
                                                                                OTHER
                                                                               COMPRE-
                                          COMMON     PAID-IN      RETAINED     HENSIVE   TREASURY
                                           STOCK     CAPITAL      EARNINGS     INCOME     STOCK
                                          ------    ---------    ----------    -------   --------
Elimination of St. Francis's
   stockholders' equity.............      $(146)    $(89,897)    $(177,030)    $2,267    $70,762
Issuance of MAF stock...............         75      260,762          -           -         -
Value of St. Francis carryover
   options..........................          -        4,843          -           -         -
                                          -----     --------     ---------     ------    -------
   Total pro forma adjustments......      $ (71)    $175,708     $(177,030)    $2,267    $70,762
                                          =====     ========     =========     ======    =======

Note 6:  Earnings Per Share

         Basic earnings per share in the Pro Forma Combined Condensed Statements of Operations were computed by dividing pro forma net income by the total average shares outstanding for the period, assuming the issuance of an aggregate of 10,315,152 shares of MAF common stock in the two transactions, and the elimination of the Fidelity and St. Francis average shares outstanding, as of the beginning of the respective periods. In the Fidelity transaction, MAF issued a total of 2,826,109 shares of common stock and 20,632 shares of MAF common stock became subject to issuance upon exercise of Fidelity carryover options.

         Diluted earnings per share in the Pro Forma Combined Condensed Statements of Operations were computed by dividing pro forma net income by the total average shares outstanding for the period, assuming the issuance of 10,315,152 shares of MAF common stock plus the dilutive effect of carryover stock options and the elimination of the Fidelity and St. Francis average shares outstanding, as of the beginning of the respective periods. The dilutive effect of outstanding stock options was computed using the average market price of MAF Common Stock for the period.

Note 7: Quarter Ended December 31, 2002 results for Fidelity and St. Francis

         In accordance with Regulation S-X, the pro forma results detailed above do not include the results for Fidelity and St. Francis for the three months ended December 31, 2002 because their fiscal year ends are September 30, which differs from the December 31 year end of MAF.

         Total assets of Fidelity at December 31, 2002, were $729.9 million including loans receivable of $401.8 million. Total deposits were $463.3 million. Net income for the three months ended December 31, 2002, was $1.9 million and basic and diluted earnings per share were $.61 and $.58, respectively.

         Total assets of St. Francis at December 31, 2002, were $2.23 billion including loans receivable of $1.22 billion. Total deposits were $1.40 billion. Net income for the three months ended December 31, 2002, was $6.1 million and basic and diluted earnings per share were $.65 and $.62, respectively.

         (c)      Exhibits:

         2.1 Agreement and Plan of Reorganization by and among MAF Bancorp, Inc. and St. Francis Capital Corporation dated as of May 20, 2003 (Incorporated herein by reference to Exhibit 2.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on May 21,
                  2003).

         23.1 Consent of KPMG LLP (Incorporated herein by reference to Exhibit 23.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on December 3, 2003).

         99.1 Press Release dated December 1, 2003 (Incorporated herein by reference to Exhibit 99.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on December 3, 2003).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MAF BANCORP, INC.


                                             By:  /s/ Jerry A. Weberling
                                                --------------------------------
                                                  Jerry A. Weberling
                                                  Executive Vice President and
                                                  Chief Financial Officer

Date:  January 27, 2004

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------

Exhibit 2.1 Agreement and Plan of Reorganization by and among MAF Bancorp, Inc. and St. Francis Capital Corporation dated as of May 20, 2003 (Incorporated herein by reference to Exhibit 2.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on May 21,
                  2003).

Exhibit 23.1      Consent of KPMG LLP (Incorporated herein by reference to
                  Exhibit 23.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on December 3, 2003).

Exhibit 99.1 Press Release dated December 1, 2003 (Incorporated herein by reference to Exhibit 99.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on December 3, 2003).